Exhibit 10.24

Exclusive Consulting and Service Agreement

Supplementary Agreement

This Supplementary Agreement (the “Agreement”) is made and executed on January 1st, 2022 in Shanghai, China by the following parties (the “Parties”) :

Party A:  Nanjing Diji Biotech Co., LTD.

Address: 20F, Building B, Phase I, Ecological Life Science Industrial Park, No. 3-1, New Jinhu Road, Jiangbei New District, Nanjing

Party B:  Nanjing Diyang Medical Laboratory Co., LTD.,

Address: 2005-2010, Building B, Phase I, Ecological Life Science Industrial Park, No. 3-1, New Jinhu Road, Jiangbei New District, Nanjing

In view of the fact that:

1.	Party A and Party B have signed an Exclusive Consulting and Service Agreement (hereinafter referred to as the “Original Agreement”) on October 26th, 2021, stipulating that Party A shall provide consulting and services to Party B.

2.	Party B intends to increase the consulting and service content purchased from Party A according to its own business needs, and hopes to confirm the service fee flexibly.

Hereby, through friendly negotiation, both parties have reached the following supplementary agreement:

Ⅰ.The parties agree to amend Article 1.1 of the original Agreement to read: Party A agrees to provide Party B with relevant consulting and services as the exclusive consulting and service provider of Party B under the terms and conditions of this Agreement, as follows:

1. Provide consulting services and assistance related to the management and operation of Party B’s business.

2. Provide the technical advice and technology transfer services.

3. Provide pre-job and on-the-job training services for personnel.

4. Provide technology development services.

5. Provide public relations services.

6. Provide short and medium term market development and market planning services.

7. Provide other technical services.

8. Daily maintenance of computer and computer system.

9. Procurement and maintenance of pathological systems;

10. Construction and maintenance of company network;

11. Development, operation and maintenance of sample management system;

12. Development and maintenance of sampling procedures;

13. Procurement support of relevant IT equipment;

14. Daily maintenance of business data;

15. Disaster recovery and disaster recovery of business documents and data.

Ⅱ. Article 2.1 of the original Agreement “Both parties agree that the fixed service fee for the first year shall be RMB 50,000 only, and the subsequent years shall be agreed upon by both parties according to the actual situation.” At the end of each year, Party A and Party B jointly confirm the service content of the year, Party B shall pay the service fee according to the payment request form provided by Party A, and the service fee shall not be less than 1% of Party B’s total revenue of the year.

Ⅲ. This Supplementary Agreement shall become an integral part of the original agreement and shall have the same legal effect as the original agreement.

Ⅳ. Except as expressly modified in this Supplementary Agreement, the rest of the original Agreement shall remain in full force and effect. In case of any inconsistency between this Supplementary Agreement and the original Agreement, this Supplementary Agreement shall prevail.

Ⅴ. This Agreement is made in originals, with Party A holding one copy and Party B holding one copy, both of which have the same legal effect and shall come into force on the date of signature and seal by both parties.

[No text below, the Consulting and Services Agreement signed pages]

[No text, the Supplementary Agreement to Exclusive Consulting and Services Agreement signed page]

Nanjing Diji Biotech Co., LTD

Legal Representative,  Aiguo Zhang

Signed:	/s/ Aiguo Zhang

[No text, the Supplementary Agreement to Exclusive Consulting and Services Agreement signed page]

Nanjing Diyang Medical Laboratory Co., LTD

Legal Representative,  Zhang Heping

Signed:	/s/ Zhang Heping